                                                                    Exhibit 3.53

                           CERTIFICATE OF FORMATION

                                      OF

                           THE DORCHESTER GROUP, LLC



     1.  The name of the limited liability company is The Dorchester Group, LLC.

     2. The address of the registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of The Dorchester Group, LLC this 15th day of October, 1998.

                         The Dorchester Group, LLC
                              By: Northeast Restoration Company, LLC, Member
                              By: LandBank Environmental Properties, LLC,
                                     Managing Member
                              By: LandBank, Inc., Managing Member


                              By: /s/  James M. Redwine
                                  ---------------------------------
                                       James M. Redwine
                                       Assistant Secretary